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In connection with its 2023 annual meeting of stockholders (the “Annual Meeting”), Pitney Bowes Inc. (the “Company”) issued an investor presentation (the “Investor Presentation”) on April 18, 2023. A copy of the Investor Presentation can be found below:

Setting the record straight: Correcting Hestia’s numerous false claims in its six “Value Creation Pillars” April 2023

Cautionary statement regarding forward-looking statements About Pitney Bowes Pitney Bowes (NYSE:PBI) is a global shipping and mailing company that provides technology, logistics, and financial services to more than 90 percent of the Fortune 500. Small business, retail, enterprise, and government clients around the world rely on Pitney Bowes to remove the complexity of sending mail and parcels. For the latest news, corporate announcements and financial results visit https://www.pitneybowes.com/us/newsroom.html. For additional information visit Pitney Bowes at www.pitneybowes.com. Forward-Looking Statements This document contains “forward-looking statements” about the Company’s expected or potential future business and financial performance. Forward-looking statements include, but are not limited to, statements about future revenue and earnings guidance and future events or conditions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. In particular, we continue to navigate the impacts of the Covid-19 pandemic (Covid-19) as well as the risk of a global recession, and the effects that they may have on our and our clients’ business. Other factors which could cause future financial performance to differ materially from expectations, and which may also be exacerbated by Covid-19 or the risk of a global recession or a negative change in the economy, include, without limitation, declining physical mail volumes; changes in postal regulations or the operations and financial health of posts in the U.S. or other major markets or changes to the broader postal or shipping markets; the loss of, or significant changes to, United States Postal Service (USPS) commercial programs, or our contractual relationships with the USPS or USPS’ performance under those contracts; our ability to continue to grow and manage volumes, gain additional economies of scale and improve profitability within our Global Ecommerce segment; changes in labor and transportation availability and costs; and other factors as more fully outlined in the Company’s 2022 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission (the “SEC”). Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events or developments. Important Additional Information and Where to Find It Pitney Bowes has filed a definitive proxy statement (the “Proxy Statement”) and other documents with the SEC in connection with its solicitation of proxies from shareholders in respect of the Annual Meeting. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS, INCLUDING PITNEY BOWES’ PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO AND THE ACCOMPANYING GOLD PROXY CARD, FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION ABOUT PITNEY BOWES. Shareholders may obtain free copies of the Proxy Statement and other relevant documents that Pitney Bowes files with the SEC and on Pitney Bowes’ website at www.pitneybowes.com or from the SEC’s website at www.sec.gov. 2

Hestia's "Value Creation Pillars"	Critical false claims, among several others
"Pillar" 1: Optimize Corporate Cost Structure	✓ **Hestia's focus on "unallocated costs" is a misdirection that ignores the fact that our SG&A expense ratio is in range with our peers** ✓ PBI has reduced its **SG&A as % of revenue from 39% in 2012 to 26% in 2022, an improvement of ~13 percentage points between 2012 vs. 2022**
"Pillar" 2: Restore GEC to Profitability & Explore Alternatives	✓ Hestia's proposal for GEC is based on **unrealistic assumptions, contains inconsistencies and would be value-destructive** ✓ "Shrinking" GEC strategy **ignores the importance of scale and operating leverage which is built into our national network**
"Pillar" 3: Drive Profitable Growth in SendTech	✓ Hestia's SendTech strategy is based on replicating Stamps.com's historical business model – **which has since changed significantly with worse economics** ✓ **Ignores ~$600MM** of capex investments including **complete upgrade of our product line to enable shipping and SaaS-solutions in all offerings**
"Pillar" 4: Maximize Presort EBIT	✓ **Tuck-in M&A has been, and will continue to be, a key part of our strategy** ✓ Our Presort investments are already **driving efficiencies through network optimization and investment in automation**
"Pillar" 5: Address Significant Capital Structure Issues	✓ **Hestia seeks to create a false urgency about our debt profile; in fact, our refinancings have carefully managed our maturities** with only 45% of our debt maturing in next 5 year vs. 90% median for Hestia's cherry-picked logistics "peers"
"Pillar" 6: Ensure the Board Protects and Prioritizes Stockholders	✓ Governance plan **ignores high third-party governance marks and years of board refreshment** ✓ Proposes **highly destabilizing set of changes** to yield average **board tenure of less than a year**

3

"Pillar" 1: Costs | "Pillar" 2: GEC | "Pillar" 3: SendTech | "Pillar" 4: Presort | "Pillar" 5: Capital allocation | "Pillar" 6: Governance

Hestia's focus on "unallocated costs" is a misdirection that ignores that our SG&A % is in range with our peers


Pillar #1: Optimize Corporate Cost Structure
Based on our analysis of Pitney Bowes's SG&A, we believe there may be as much as a $50 million - $70 million opportunity in cost cuts.
Unallocated Share of Corporate Costs
$84M
Unallocated Expenses as % of Revenue
we would still be above levels at other "holding companies."
transform pitney bowes

- Focus on unallocated costs ignores that they are only a subset of and not total SG&A
- Hestia cherry-picked unrelated companies like J&J, P&G, PepsiCo and Disney to suit its narrative
- PBI's SG&A as a % of revenue was 25.6%[1] in 2022, well within the 12% - 44% range for our Form 10K peers[2]
- Hestia conveniently leaves out comparisons to Stamps.com which has a 38% SG&A as % revenue[3] and Quadient which is at 43%[4], while drawing comparisons to them heavily in its other "Pillars"

Hestia's "Conglomerate" peers: Disney, P&G, J&J, PepsiCo, MillerKnoll and Topgolf Callaway Brands

- **Hestia inexplicably benchmarks Pitney Bowes to giant consumer, retail and entertainment holding companies which operate numerous retail brands and hence have limited unallocated expenses**
- **Pitney Bowes is *not* a holding company; we have three coherent and synergistic segments under the unified "Pitney Bowes" brand**
- **Integrated nature of our offerings means retaining costs at the corporate level to facilitate efficiencies and joint innovation**
- **Even using Hestia's "peer" group our total SG&A as % of revenue falls at the median of its "conglomerate peers"**

Source: Public filings, websites and public research; Note: Emphasis added; [1] Represents reported SG&A including restatements; [2] As compared to Form 10K peers who report selling, general and administrative expenses; [3] In 2020, which was Stamps.com's last year full year as public company; [4] As of 2022

4

“Pillar” 1: Costs “Pillar” 2: GEC “Pillar” 3: SendTech “Pillar” 4: Presort “Pillar” 5: Capital allocation “Pillar” 6: Governance Since 2012, we have eliminated several hundred million dollars of expenses Our SG&A as % of revenue has declined from ~39% Unallocated corporate expenses are linked to providing in 2012 to ~26% in 2022 services to all business segments SG&A as % of revenue1 Breakup of unallocated expenses within SG&A    Our SG&A as % of 45% revenue has declined by 2022 ~13 percentage points Tech & Corporate between 2012 vs. 2022 overheads Innovation 40% Marketing 35% $204MM 30% HR Finance 25%    Given multiple shared aspects between segments including HR, marketing, finance and tech & innovation, 20% centralized management of such functional services 2012 2014 2016 2018 2020 2022 drives efficiencies Our current SG&A expense ratio is within range of our peers2    Only a small portion of the unallocated expenses are corporate overheads We expect to generate ~$50MM in gross annualized savings in 2023, as we continue to drive productivity through improved technology infrastructure and disciplined expense management Note: SG&A stands for ‘Selling, General and Administrative’ expenses; 1 Represents reported SG&A including restatements; 2 As compared to Form 10K peers who report selling, general and administrative expenses 5

"Pillar" 1: Costs | "Pillar" 2: GEC | "Pillar" 3: SendTech | "Pillar" 4: Presort | "Pillar" 5: Capital allocation | "Pillar" 6: Governance

Hestia's proposal for GEC is based on unrealistic assumptions, contains inconsistencies and would be value-destructive



Pillar #2: Restore GEC to Profitability & Explore Alternatives (Cont.)
Initial triage involves dynamic pricing changes due to customer level pricing and network rationalization.
1
2
Pillar #2: Restore GEC to Profitability & Explore Alternatives
3
We will perform initial triage on the domestic parcel segment, through coordinated pricing and network rationalization processes.
Domestic Parcel Revenue
Domestic Parcel Gross Profit
Domestic Parcel EBIT
4
Pillar #2: Restore GEC to Profitability & Explore Alternatives (Cont.)
RETAIN
LIKELY SELL
5A
5B
Key Assumptions:
Sell GEC Segment for $250M net cash which is used to pay down Debt
As GEC is currently operating at a loss, AEBITDA would improve slightly

1. Hestia proposes shrinking its assumed GEC domestic business size by ~50%, shedding substantial revenues with assumed <5% gross margins and reducing sales by ~$600MM

2. Then, Hestia assumes bringing in ~$300MM of new / renegotiated sales at 10%+ gross margins; however, there is no insight whatsoever into the strategy to attain sufficient new 10%+ gross margin sales to compensate for the ~50% loss in its assumed domestic revenues

3. Hestia's "triage" appears to be, 1) Reduce revenue, 2) Improve gross margin, 3) Improve EBIT – these are not strategies at all, but aspirations with no timelines
   - Hestia does not explain how it will cover the costs of a national logistics network while shrinking revenue

4. Hestia continues to project an EBIT loss for domestic GEC while claiming it will "Restore GEC to profitability"

5. As a glaring contradiction, Hestia's $725-$1,050MM GEC valuation in "Pillar" 1 is at odds with its own assumptions in "Pillar" 5, where GEC sale proceeds are assumed at $250MM

6

"Pillar" 1: Costs | "Pillar" 2: GEC | "Pillar" 3: SendTech | "Pillar" 4: Presort | "Pillar" 5: Capital allocation | "Pillar" 6: Governance

Pitney Bowes' strategy remains the right strategy for GEC

Our GEC strategy has been validated on several fronts

- ✓ We have **expanded national network of integrated facilities for national, regional, or local shipping needs**
- ✓ With our **domestic network build-out largely complete**, future investment is focused on **network optimization, transportation efficiencies and the development of new services**
- ✓ Post pandemic, we are operating with **predictable costs & reliable, market competitive service levels**
- ✓ Supported by our investments, GEC has seen **considerable improvements in operating and financial KPIs**
- ✓ **With stability around our core services, we are quickly bringing new services to market to meet client demand:** Canada, regional and local US delivery services, and guaranteed delivery services
- ✓ Our investments in operational management team and talent are **driving considerably improved operating performance**

Hestia's "Shrink GEC" strategy is flawed, value destructive, and reflects poor understanding of GEC

- ✗ Hestia's **'scale at expense of profitability' argument is flawed** – logistics networks require frontloading of costs and **GEC's network build-out is virtually complete**
- ✗ Hestia views each of our hubs as standalone facilities, **ignorant of the integrated end-to-end national logistics solutions our client base relies on us for**
- ✗ Hestia fails to understand that **GEC does not (nor does it intend to) pursue the broad parcel offerings of mega-networks** – instead, it is focused on mid-market B2C retailers
- ✗ Hestia ignores that **we don't compete alone** – we **leverage USPS' powerful network** for the capex-heavy final mile
- ✗ Hestia's "Shrink GEC" strategy may cut some costs for the short-term but **will be overwhelmed by loss of revenues and inefficiencies that will create higher losses**

With our largely completed network now operating with predictable costs and reliable service levels, we are well-positioned for growth and margin expansion as volumes increase…

… which is expected to drive long-term GEC EBIT margins of 6%-8%

7

"Pillar" 1: Costs | "Pillar" 2: GEC | "Pillar" 3: SendTech | "Pillar" 4: Presort | "Pillar" 5: Capital allocation | "Pillar" 6: Governance

Hestia's SendTech strategy is based on replicating Stamps.com's historical business model – ***which has since changed significantly with worse economics***



Pillar #3: Drive Profitable Growth in SendTech (Cont.)

Pitney Bowes can grow its SendTech segment in the shipping label space through a targeted acquisition.

- In order to grow SendTech's presence in the shipping label space, which is currently highly fragmented, the Company should explore the acquisition of an asset-light, postage label software solution.
  - This approach was proven successful by Auctane, one of the dominant players in the market.
- An acquisition of a strong shipping label business with advanced software technology would accelerate growth and synergies of the existing SendTech businesses.
- **We have identified a number of acquisition candidates in the sub-$20 million range that would provide a robust solution for Pitney Bowes as a volume seller.**

Auctane (f/k/a Stamps.com) Annual Growth
Postage Focus
6% CAGR
Shipping Label Focus
29% CAGR

We believe Pitney Bowes must pursue tuck-in acquisitions that will help build SendTech into a meaningful player in the shipping label market.

- **Referencing Stamps.com (Auctane)'s performance only through 2020 is highly misleading**
- **Economics of shipping labels have deteriorated significantly since USPS discontinued its reseller program in Oct 2022**
- **New USPS rebate economics are much less lucrative than margins received under the reseller model**
- **Hestia's plans will destabilize SendTech, shrinking PBI to a smaller shipping label provider that will be largely dependent on unlucrative rebates and thin discount economics to survive**

USPS discontinued its reseller rebate program in Oct 2022…

"The Postal Service undertook an evaluation of its reseller program and has determined that the program as currently structured is not resulting in the customer benefits and efficiencies that were originally envisioned, has caused difficulties in monitoring compliance with pricing and other terms, and should be discontinued"

- David Partenheimer, USPS spokesman (Jul 9, 2022 email to Linn's Stamp News)

…which materially impacts Stamps.com's operations

- "…we have had many of these important agreements renewed only on **short-term extensions and without assurances of any long-term commitments by the USPS**."
- **"…there is a risk that renegotiation is unsuccessful and leads to materially less favorable terms or that the USPS decides to not renew** one or more of these financial compensation arrangements."
- **"In such case, our revenue and operating results will be materially affected…"**

- Stamps.com; Key Risk Factors in Q2 2018 Form 10Q dated Aug 8, 2018

Reliance on USPS reseller economics is no longer a viable strategy

Source: Public filings; Note: Emphasis added

8

“Pillar” 1: Costs “Pillar” 2: GEC “Pillar” 3: SendTech “Pillar” 4: Presort “Pillar” 5: Capital allocation “Pillar” 6: Governance We have already made significant investments in our shipping labels and cloud-based online stamps markets, which are displaying strong growth • We have invested ~$600MM in SendTech’s organic growth since 2013 – this includes investments in shipping labels as well as the upgrades of our entire product line to accommodate shipping as well as mailing • We have invested in labels through public facing APIs, PitneyShipTM software, and our Shipping360 platform; our online shipping label volumes have doubled over the past 7 years since our entry into the space • We also continue witnessing strong growth in our online postage volumes supported by our cloud infrastructure • Our labels business has secured significant wins against Auctane – including displacing Stamps.com (Auctane) as the provider of USPS retail and USPS kiosk applications • At the same time, we have also pursued alternative growth strategies related to shipping – these investments have paid off, as we witness continued growth in shipping revenues • Hestia’s plans of expanding the internal SendTech salesforce is ignorant – we have evolved our sales force mix between inside/outside sales to be in line with broader market approach for small ticket items – and have succeeded in maintaining sales at significantly lower cost • We have expanded SendTech’s overall TAM by ~50% over the past 5 years and have repositioned it into higher growth markets with strong margins and recurring revenue potential We are a key player in the shipping label and online postage space, and we continue driving strategic investments into key SendTech growth avenues 9

"Pillar" 1: Costs | "Pillar" 2: GEC | "Pillar" 3: SendTech | "Pillar" 4: Presort | "Pillar" 5: Capital allocation | "Pillar" 6: Governance

Hestia's Presort plan provides no specifics


Pillar #4: Maximize Presort EBIT
Pitney Bowes' position in, and the industry structure of, the USPS Presort business suggests value can be created by switching to ROI focused pricing, value enhancing investment and tuck-in acquisitions.
Move from current market-share focused pricing to ROI focused pricing
3
ROI-Focused Pricing
- Market share
+ Margins
+ ROI
2
Tuck-In Acquisitions
Tuck-in acquisitions will occur at lower multiples than Presort gets in the public market, other two legs of stool ensure EBITDA boost, making acquisitions even more value accretive
+ Market share
+ Margins
+ ROI
+ Investment
Each initiative increases the value enhancement of the other actions
Pitney Bowes needs to invest more in the business to support improved efficiency and better value to customers
1
Targeted Investment
+ CapEx
+ Margins
+ ROI
Based on our experience in similar industries, the presort industry structure is best suited to a market leader that focuses on maximizing ROI/EBIT rather than ongoing share gains.

1. **Hestia's "Targeted investment" plan has no details on key focus areas or planned investment priorities apart from mention of "need to investment more in the business"**
2. **Hestia's "Tuck-in acquisitions" have no details on acquisition assessment criteria or planned M&A pipeline; claims of acquisitions at "lower multiples" without any supporting analysis are misleading**
3. **Hestia's "ROI-focused pricing" is vague and details no pricing strategies or proposed alternatives**

Hestia's proposed Presort solutions are redundant to our ongoing Presort organic and inorganic investments

1 *Our Presort investments are driving efficiencies through network optimization and investment in automation*

- ✓ Expanded into marketing mail, marketing mail flats, and new geographies to maintain Presort's sustainable growth
- ✓ Replaced ~30% of outdated sorters with fewer and more efficient current generation sorters in the last two years
- ✓ Improved productivity by 11% over the past 2 years
- ✓ Continuously optimized national network to achieve maximum 5-digit qualification
- ✓ Modernized the Presort cloud data infrastructure
- ✓ Added auto-sleevers and piloting robotics to drive efficiency

2 *We already have a robust acquisition process for Presort*

- ✓ Completed 12 acquisitions since 2013 as part of ongoing national scan of potential targets
- ✓ Continual pipeline of potential targets
- ✓ Excellent track record of successful integrations

3 *Our pricing strategies are based on USPS defined discount spreads, customer appetites and regional dynamics*

- ✓ Pricing influenced by bi-annual increase in USPS postage rates
- ✓ For large mail owners, pricing factors in the client's ability to attain postage discounts directly without outsourcing
- ✓ Continued evaluation of business optimization opportunities

10

“Pillar” 1: Costs “Pillar” 2: GEC “Pillar” 3: SendTech “Pillar” 4: Presort “Pillar” 5: Capital allocation “Pillar” 6: Governance Hestia seeks to create a false urgency about our debt profile; in fact, our refinancings have carefully managed our maturities Hestia pushes a highly misleading analogy on In fact, through our March 2021 transaction we substantially ‘cumulative’ debt maturities vs. free cashflows – no extended the maturity profile of our capital structure with only company ever pays off all its debt, instead they roll 45% of our total debt maturing in the next 5 years vs. 90% over maturities through refinancings median for Hestia’s own cherry-picked logistics peer set Hestia’s cumulative “debt wall” presentation % total debt maturing per year (PBI vs. Hestia’s logistics peer set)1 Pitney Bowes Ryder XPO Titanium Transport. FedEx 100% 90% 80% ~20% of total debt 70% due in 2043 60% 50% 40% 30% 20% 10% 0% 2023 2024 2025 2026 2027 Thereafter â–ª Hestia seems unaware of the concept of debt refinancings to extend capital structure maturity profiles, and instead presents a highly misleading “debt wall” narrative â–ª In March 2021 we successfully completed 5 and 8 year refinancings â–ª Substantially extended the maturity of our capital structure and did not create a “debt wall” â–ª We did not “add debt maturities” – post the deal, total debt levels were lower and maturities longer â–ª As of March 2023, we have only ~$227MM of debt maturities until March 2026 Source: Public filings; Note: 1 Debt maturities as reported in 2022 Form 10K 11

"Pillar" 1: Costs | "Pillar" 2: GEC | "Pillar" 3: SendTech | "Pillar" 4: Presort | "Pillar" 5: Capital allocation | "Pillar" 6: Governance

Hestia's leverage reduction plans have several inadequacies and unrealistic timelines

Pillar #5: Plan to Reduce Leverage to Less Than 2.5x

In order to regain support of rating agencies, Pitney Bowes needs to reduce the current leverage to less than 2.5x. Options below provide potential direct paths forward to achieve significant deleveraging and support for improved debt ratings.

Current Situation

	Q3 2022	FY 2022
Net Debt		
Debt	2,216	2,241
Less Cash	(607)	(681)
Net Debt	**1,609**	**1,560**
Trailing 12-mo EBITDA		
Segment EBIT	363	383
Less: Unallocated Corp Exp.	(186)	(204)
Depreciation & Amort	166	164
Est. other Proforma Adjustments *	65	65
AEBITDA	**408**	**408**
Net Debt Leverage Ratio	**3.9x**	**3.8x**

* *Proforma adjustments estimated to align with S&P Q3 2022 Leverage Ratio published in 11/22 report*

Potential Leverage Reduction Plans ($USD in millions)

1 Path A - Improve Operations

Change	New Ratio	
(30)	1,530	Std Amort
126	533	Imp Operations
	2.9x	

Key Assumptions:
- Implement planned Operation Improvements to enhance EBITDA
- Continue current amortization

Timing: value realized over 12mos (Assumes full value recognized on a proforma basis after 2 quarters of results)

2 Path B - Sell Global Ecommerce

Change	New Ratio	
(250)	1,310	Std Amort
20	428	Imp Operations
	3.1x	

Key Assumptions:
- Sell GEC Segment for $250M net cash which is used to pay down Debt
- As GEC is currently operating at a loss, AEBITDA would improve slightly

Timing: 6-12 mos. to complete transaction

3 Path C - Unlock Bank Cash Capital / Buy Open Market Debt

Change	New Ratio	
(300)		
210		
(90)	1,470	Std Amort
-	408	Imp Operations
	3.6x	

Key Assumptions:
- Raise new receivables financing for cash or unlock cash capital trapped in PB Bank
- Use cash to purchase discounted debt on Open Market

Timing: 3-6 mos. to work with regulators and complete transaction

1 Hestia's Path A "improve operations" inadequacies

- No details outlined on strategy to attain the $126MM EBITDA improvement called for in Hestia's plan (which would be a ~40% increase vs. 2022 adj. EBITDA) within 12 months

2 Hestia's Path B "sell GEC" inadequacies

- Proposes selling GEC for $250MM, internally inconsistent with the 725-$1,050MM valuation assigned to GEC in "Pillar" 1
- Contradicts Hestia's claims of "Restoring GEC to profitability"

3 Hestia's Path C "unlock bank cash" inadequacies

- Cash held at PB Bank is a portion of customer deposits and a significant amount cannot be withdrawn
- Targeting 3-6 months, including bank regulator approval, is ignorant of regulatory process mechanics
- Reflects Hestia's inexperience in working with critical stakeholders like bank regulators
- Ignores mandatory cash reserve requirements for banks
- In fact, we have been actively looking for opportunities to optimize cash held at PB Bank but responsibly, and within our regulatory parameters

12

“Pillar” 1: Costs “Pillar” 2: GEC “Pillar” 3: SendTech “Pillar” 4: Presort “Pillar” 5: Capital allocation “Pillar” 6: Governance Our Board has always protected and prioritized stockholders, as evidenced by our leading governance practices Our governance practices are better than or in line with the broader market % of S&P Better than or in Governance provision 600 with line with market provision practices? 1 Annually elected board 65% ✓ No dual-class stock 94% ✓ Independent board Chair 51% ✓ Majority vote standard for 46% ✓ Charter amendments Majority vote standard for 2 62% ✓ Bylaw amendments Directors can be removed with 59% ✓ or without cause Majority vote standard in 55% ✓ uncontested director elections No poison pill in place 98% ✓ 1 â–ª Our leading governance practices are already better than or in line with the broader market – Independent third-party proxy advisor ISS ranks PBI as best-in-class (overall score of 1 out of 10), indicating the lowest level of governance risk 2 â–ª The Board annually reviews the independence of each director â–ª We have a regular cadence of independent, third-party reviews of our Board members – Most recent outside review of the Board was conducted in the spring of 2022 â–ª Additionally, the Board regularly assesses Board composition and the performance of each director – The Governance Committee assesses the contributions of each director annually and determines the skill set required for new members joining the Board – The Chair and Governance Committee chair also have individual conversations with members of the Board Source: Public filings, Company proxy, FactSet, ISS, BoardEx 13

PBI is transforming the business and positioning it for sustainable growth and long-term shareholder value ✓ Our Board and management had to undertake a significant transformation in the last 10 years to address structural business challenges ✓ At the time Marc Lautenbach was appointed CEO in December 2012, we had a portfolio of disjointed businesses in decline, several of which were suffering from lack of investment in their product lines Since then, Mr. Lautenbach’s leadership has helped reduce debt by $1.7BN, eliminate several hundred million ✓ dollars of expenses, return $1.5BN of capital to shareholders, invest $2.6BN in our businesses, and divest $2.1BN of strategically incoherent, slower-growth businesses Simplified business into 3 synergistic segments focused on reducing the complexity of mailing and shipping ✓ SendTech – Reinvested to create a comprehensive letter mailing and parcel shipping solution ✓ ✓ Presort – Invested through acquisitions and technology to enable growth in a declining environment ✓ Global Ecommerce (GEC) – Built a new growth segment delivering $1.6BN of revenue1, which is on the path to profitability We have undertaken significant Board refreshment with highly qualified and experienced directors, reducing our average director tenure from ~10 years at the end of 2015 to ~5 years2 at conclusion of 2023 annual meeting ✓ ✓ 6 new independent directors have been added and 8 longer-tenured directors have stepped down ✓ Our slate includes 3 new director candidates, including Hestia’s nominee Katie May, and 3 incumbents stepping down (including the Chairman), which exceeds the change Hestia initially asked for last Fall Our Board and management incentives are aligned with shareholders ✓ ✓ All executive officers and directors as a group own 5% of PBI, including 2.9% held by Mr. Lautenbach ✓ Rigorous targets have ensured appropriate realized compensation is directly linked to performance Note: 1 As of 2022; 2 Average tenure calculated assumes our recommended director nominees (including Katie May) are elected 14

We urge you to support your Board by voting the GOLD proxy card today “FOR” all Pitney Bowes nominees as well as Hestia nominee Katie May

Glossary API Application Programming Interface B2C Business to Consumer CAGR Compounded Annual Growth Rate Capex Capital Expenditures EBIT Earnings Before Interest & Tax EBITDA Earnings Before Interest Tax Depreciation & Amortization GEC Global Ecommerce HR Human Resources ISS Institutional Shareholder Services KPI Key Performance Indicator M&A Mergers & Acquisitions PB Bank Pitney Bowes Bank Presort Presort Services ROI Return on Investment SaaS Software-as-a-Service SendTech Sending Technology Solutions SG&A Selling General & Administrative TAM Total Addressable Market USPS United States Postal Service

Also in connection with the Annual Meeting, the Company issued a press release (the “Press Release”) announcing that it had issued and filed the Investor Presentation on April 18, 2023. A copy of the Press Release can be found below:

Pitney Bowes Files Investor Presentation for 2023 Annual Meeting Regarding Hestia Capital’s Claims

Hestia Capital’s Materials Demonstrate Lack of Understanding of Pitney Bowes’ Business and Industry

Corrects the Claims Outlined in Hestia’s Six “Value Creation Pillars”

Urges Shareholders to Vote FOR Pitney Bowes’ Nominees and Katie May on the GOLD Proxy Card

STAMFORD, Conn., April 18, 2023 – Pitney Bowes (the “Company”) (NYSE:PBI), a global shipping and mailing company that provides technology, logistics, and financial services, today issued the following statement:

Hestia Capital (“Hestia”) recently issued an investor presentation consisting of misleading claims, wrong facts, and ill-conceived suggestions, which the Company believes demonstrate a lack of understanding of Pitney Bowes’ business and a disregard for long-term value creation. Pitney Bowes filed an investor presentation with the U.S. Securities and Exchange Commission (“SEC”) in connection with the Company’s 2023 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on May 9, 2023 and in response to Hestia Capital’s (“Hestia”) misleading claims and value-destructive strategic plan for the Company. The full presentation can be found here.

Key Highlights of the Presentation

•

Hestia’s presentation outlines a highly misleading narrative meant to confuse investors. Hestia’s generic “plan” contains a laundry list of amorphous goals but lacks any specificity on timing or actions to take.

•

In contrast, Pitney Bowes’ Board and management team have a clear path forward: Pitney Bowes’ leadership has driven a Company transformation and reorganized the business into three primary synergistic segments – SendTech, Presort, and Global Ecommerce (“GEC”) – which will simplify the mailing and shipping process in response to the demands of a rapidly changing business environment. The Company is focused on delivering real, sustainable value to shareholders.

•	Hestia’s focus on unallocated costs is misleading, as those costs are only a subset of (not total) SG&A, and Hestia compares Pitney Bowes to unrelated companies.

•

In fact, Pitney Bowes’ SG&A (including restatements) as a percentage of revenue was 25.6% in 2022, well within the 12–44% range of its Form 10K peers. Hestia decided to cherry-pick unrelated peers like J&J, P&G, PepsiCo, and Disney to fit a misleading narrative.

•	Hestia has vague or poorly thought-out proposals for Pitney Bowes’ businesses.

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Hestia’s proposals for Pitney Bowes’ GEC and SendTech businesses will drive down revenue and reduce shareholder value. Hestia proposes shrinking its assumed GEC domestic business size by ~50% to reduce sales by ~$600MM, which it claims will be mitigated by a “plan” that lacks detail and discipline.

•	In Presort, the Company has always been, and continues to pursue, the strategy of tuck-in acquisitions, yet Hestia somehow thinks this is a new idea.

•	Hestia seeks to create a false urgency about our debt profile; in fact, our refinancings have carefully managed our maturities.

•	Only approximately $230 million of debt is coming due until March 2026, and Pitney Bowes has various options available to it to address that.

In short, Hestia’s so-called “pillars” are nothing of the kind and cannot justify the kind of radical change Hestia has advocated. Pitney Bowes’ shareholders are instead encouraged to review the Company’s investor presentation for a comprehensive update on the Company’s business, and the Board of Directors who have instituted best-in-class governance and strategy oversight to realize long-term value creation at Pitney Bowes for all shareholders. The Company’s investor presentation can be found here.

VOTE THE GOLD PROXY CARD TODAY FOR ALL PITNEY BOWES’ RECOMMENDED NOMINEES

The Board urges all shareholders to vote “FOR” all the nominees recommended by the Pitney Bowes Board (all eight Company nominees and the recommended Hestia nominee, Katie May) on the GOLD proxy card today. All Pitney Bowes shareholders of record as of the close of business on March 10, 2023 are entitled to vote in connection with the Annual Meeting. Please vote TODAY using one of the following methods:

Vote Online Go to the website identified on the enclosed GOLD proxy card or voting instruction form.	Vote by Mail If you received your Annual Meeting material by mail, you also may choose to grant your proxy by completing, signing, dating, and returning the enclosed GOLD proxy card.

To view the presentation, or for more information about the 2023 Annual Meeting, please visit: www.VoteforPitneyBowes.com. Shareholders who have any questions or need assistance voting may contact the Company’s proxy solicitor, Morrow Sodali LLC, toll-free at 1 (800) 662-5200.

About Pitney Bowes

Pitney Bowes (NYSE: PBI) is a global shipping and mailing company that provides technology, logistics, and financial services to more than 90 percent of the Fortune 500. Small business, retail, enterprise, and government clients around the world rely on Pitney Bowes to remove the complexity of sending mail and parcels. For the latest news, corporate announcements and financial results visit https://www.pitneybowes.com/us/newsroom.html. For additional information visit Pitney Bowes at www.pitneybowes.com.

Forward-Looking Statements

The above materials contain “forward-looking statements” about the Company’s expected or potential future business and financial performance. Forward-looking statements include, but are not limited to, statements about future revenue and earnings guidance and future events or conditions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. In particular, we continue to navigate the impacts of the Covid-19 pandemic (Covid-19) as well as the risk of a global recession, and the effects that they may have on our and our clients’ business. Other factors which could cause future financial performance to differ materially from expectations, and which may also be exacerbated by Covid-19 or the risk of a global recession or a negative change in the economy, include, without limitation, declining physical mail volumes; changes in postal regulations or the operations and financial health of posts in the U.S. or other major markets or changes to the broader postal or shipping markets; the loss of, or significant changes to, United States Postal Service (USPS) commercial programs, or our contractual relationships with the USPS or USPS’ performance under those contracts; our ability to continue to grow and manage volumes, gain additional economies of scale and improve profitability within our Global Ecommerce segment; changes in labor and transportation availability and costs; and other factors as more fully outlined in the Company’s 2022 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission (the “SEC”). Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events or developments.

Important Additional Information and Where to Find It

Pitney Bowes has filed a definitive proxy statement (the “Proxy Statement”) and other documents with the SEC in connection with its solicitation of proxies from shareholders in respect of Pitney Bowes’ 2023 annual meeting of shareholders. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS, INCLUDING PITNEY BOWES’ PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO AND THE ACCOMPANYING GOLD PROXY CARD, FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION ABOUT PITNEY BOWES. Shareholders may obtain free copies of the Proxy Statement and other relevant documents that Pitney Bowes files with the SEC and on Pitney Bowes’ website at http://www.pitneybowes.com or from the SEC’s website at http://www.sec.gov.